UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

BIONEUTRAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-149235	26-0745273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Warren Street, Newark, New Jersey		07103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 577-8003

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On August 15, 2013 (the “Effective Date”), BioNeutral Group, Inc., a Nevada corporation (the “Corporation”), entered into the Series F agreement (the “Agreement”) with the Company’s President and Chief Executive Officer, Mark Lowenthal (the “Series F Holder”), pursuant to which the Series F Holder was issued all of the fifty one (51) authorized shares of Series F Preferred Stock, with a stated value of $0.001 per share (the “Series F Preferred Stock”). The Series F Holder was issued fifty-one (51) shares of Series F Preferred Stock as partial consideration for past and future services rendered.

The Series F Preferred Stock has the rights, privileges, preferences and restrictions set for in the Certificate of Designation (the “Certificate of Designation”) filed by the Corporation with the Nevada Department of State on August 19, 2013, as more fully described in Item 8.01 below.  The Series F Preferred Stock has no rights to dividends, no liquidation rights and is not convertible into common stock of the Company.

Each one (1) share of the Series F Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series F Preferred shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).  The Series F Preferred Stock effectively gives Mr. Lowenthal the ability to control the outcome of any matters submitted to the Company’s shareholders.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement incorporated by reference herein as Exhibit 10.43 to this Current Report on Form 8-K.

On July 1, 2013 (the “Inception Date”), the Company entered into a promissory note modification agreement (the “Francis Modification”) with Michael D. Francis, the Company’s principal stockholder.  The Francis Modification includes all amounts previously owed and due to Mr. Francis pursuant to the promissory note dated December 6, 2012 issued by the Company to Mr. Francis (the “December Note”) plus accrued and unpaid interest of $17,367 through June 30, 2013 for a total due and outstanding under the December Note of $426,619 (the “December 2012 Note Balance”).  Since the execution of the December Note, Mr. Francis has made several additional cash advances to the Company during 2013 totaling $146,000 (the “2013 Advances”).   The Company has agreed to accrue unpaid interest at the rate of eighteen percent (18%) per annum on through June 30, 2013 on the 2013 Advances (the “Interest On 2013 Advances”). The sum of the 2013 Advances and Interest On 2013 Advances is $134,298 (the “2013 Advances Balance Due”). The sum of the December 2012 Note Balance and the 2013 Advances balance due is $575,918. In consideration for reduction of the interest rate to be accrued on the unpaid principal balance from eighteen (18%) to eight percent (8%) and the extension of the promissory note maturity date to July 1, 2015, the Company has agreed to revise the conversion price from $.055 per share of the Company’s common stock to $.005 per share which is equal to the average closing trading price of the Company’s common stock for the 5 preceding days of the Inception Date, and to grant Mr. Francis a security interest in the Company’s assets.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Francis Modification is incorporated by reference herein as Exhibit 10.44 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.  The issuances were all made to “accredited investors” (as defined by Rule 501 under the Securities Act).  In addition, the issuance did not involve any public offering; the Company made no solicitation in connection with the sale other than communications with the investor; the Company obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 3.03 Material Modification to Rights of Security Holders

On August 19, 2013, the Corporation filed the Certificate of Designation with the Nevada Department of State pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of the Series F Preferred Stock. Among other things, each one (1) share of the Series F Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series F Preferred shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).  The Series F Preferred Stock has no rights to dividends and it is not convertible common stock.

The foregoing description of the Series F Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.4 and incorporated herein by reference.

Item 5.02. Entry Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 10, 2013, the Board of Directors approved and adopted Deferred Compensation arrangements with certain key employees (the “Deferred Compensation Agreements”).  Pursuant to the Deferred Compensation Agreements, the Company’s: 1) President and Chief Executive Officer, Mark Lowenthal, 2) Chief Scientific Officer, Andy Kielbania and 3) internal accountant, Tom Cunningham, (the “Employees”), have agreed to defer significant portions of their compensation over the course the current fiscal year.  Through the date of this report the Employees have collectively deferred $370,961 of salaried compensation.  The Employees agreed to defer their compensation to financially assist the efforts undertaken to commercialize the Company’s products.  In light of the contributions made by the Employees, the Board agreed to execute agreements with the Employees that (among other provisions) provide for a payment date, interest at eight percent 8% per annum and the option to convert any unpaid balance to shares of the Company’s common stock.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Deferred Compensation Agreements are incorporated by reference herein as Exhibit 10.45 to this Current Report on Form 8-K.

Item 8.01 Other Events

The Certificate of Incorporation of the Corporation authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of Directors of the Corporation (the “Board”) to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. At a meeting of the Board of Directors of the Company on July 10, 2013, the Board unanimously approved an amendment to the Corporation’s Certificate of Incorporation to designate the rights and preferences of the Series F Preferred Stock.

On August 19, 2013, the Corporation filed the Certificate of Designation with the Nevada Department of State. The Series F Preferred Stock is being issued to the Series F Holder as described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 8.01.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Description No.

3.4 Articles of Amendment-Certificate of Designation of Series F Preferred Stock filed with the Nevada Department of State on August 19, 2013.

10.43* Preferred Stock Purchase Agreement dated August 5, 2013 by and between the Company and Mark Lowenthal *Filed herewith.

10.44* Loan Modification Agreement dated July 1, 2013 by and between the Company and Michael Francis *Filed herewith.

10.45* Deferred Compensation Agreements dated July 10, 2013 by and between the Company and Mark Lowenthal, Andy Kielbania and Tom Cunningham *Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 2013	BIONEUTRAL GROUP, INC.

	By:	/s/ Mark Lowenthal
	Name:	Mark Lowenthal
	Title:	President and Chief Executive Officer and President